UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2015

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, Glenn Muir was elected to the Board of Directors (the “Board”) of Repligen Corporation (the “Company”).

Mr. Muir will receive cash and equity compensation pursuant to the Company’s non-employee director compensation policy as set forth in the Company’s Amended and Restated Non-Employee Directors’ Compensation Policy (the “Director Compensation Policy”). Pursuant to the terms of the Director Compensation Policy, Mr. Muir received an option to purchase 24,000 shares of Common Stock on the date he joined the Board (the “Initial Board Option”). The Initial Board Option vests equally over a three-year period from the date of grant. The Initial Board Option has a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. The Initial Board Option has an exercise price equal to the closing price of the stock on the date the Initial Board Option was granted. In addition, under the Director Compensation Policy, each non-employee director receives an annual retainer for service on the Board and committees of the Board, and each non-employee director reelected to the Board by the stockholders is awarded annually restricted stock units.

In connection with Mr. Muir’s appointment to the Board, he has been named to the Audit Committee of the Board (the “Audit Committee”).

There are no arrangements or understandings between Mr. Muir and any other persons pursuant to which Mr. Muir was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which Mr. Muir had, or will have, a direct or indirect material interest.

The Company has issued a press release announcing Mr. Muir’s election to the Board and has attached a copy of such press release as Exhibit 99.1 hereto.

In connection with Mr. Muir’s election to the Board and appointment to the Audit Committee, the number of directors constituting the Board has been increased to eight and the number of directors constituting the Audit Committee has been increased to four.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release by Repligen Corporation, dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 15, 2015	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release by Repligen Corporation, dated September 15, 2015.